Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 25, 2013, is by and among Ampio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the investors identified on Schedule I attached hereto (collectively the “Investors”).

RECITALS

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement (as defined below) relating to the offer and sale from time to time of the Company’s securities, including shares of its common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the Company is offering for sale shares of Common Stock (the “Offered Shares”) pursuant to the Registration Statement; and

WHEREAS, the Investors desire to purchase from the Company the Offered Shares on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals (which are deemed to be a part of this Agreement), mutual covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used herein, the following terms have the meanings indicated:

“Business Day” means any day other than Saturday, Sunday or a day on which banks in the City of New York are authorized or required to be closed.

“knowledge” means with respect to any statement made to the Company’s knowledge, that statement is based upon the actual knowledge of one or more officers of the Company, after reasonable investigation, having responsibility for the matter or matters that are the subject of the statement.

“Loss” shall have the meaning set forth in Section 5 hereof.

“Material Adverse Effect” means a material adverse effect on (a) the business, property, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Transaction Documents or the rights or remedies of the Investors hereunder or thereunder or (c) the ability of the Company or any of its Subsidiaries to perform their respective obligations under the Transaction Documents.

“Person” shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Prospectus” shall have the meaning set forth in Section 4(b)(6) hereof.

“Prospectus Supplement” shall mean the prospectus supplement filed regarding the Offered Shares with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (“Rule 424(b)”) and deemed to be part of the Registration Statement.

“Registration Statement” shall mean the registration statement on Form S-3 (File No. 333-177116), including a prospectus, and including all amendments and supplements thereto (including the Prospectus Supplement), relating to the offer and sale of certain of the Company’s Common Stock, including the Offered Shares. References herein to the term “Registration Statement” as of any date shall mean such effective registration statement, as amended or supplemented to such date, including all information and documents incorporated by reference therein as of such date.

“SEC Documents” shall mean all reports, forms, statements and other documents (including all amendments and supplements thereto) required to be filed with, or submitted to, the Commission by the Company and its Subsidiaries pursuant to the Securities Act and the Exchange Act at any time on or after September 1, 2012 and the Registration Statement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” shall mean any Person in which the Company, directly or indirectly, (A) owns more than 50% of the capital stock or other equity interests, (B) has the power to elect a majority of the board of directors or similar governing body, or (C) or has the power to direct the business and policies.

“Transaction Documents” shall mean, collectively, this Agreement, the Transfer Agent Instruction Letter, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

2. Purchase of Common Stock. Subject and pursuant to the terms and conditions set forth in this Agreement, the Company agrees that it will issue and sell to the Investors, and the Investors agree that they will purchase from the Company, the number of Offered Shares set forth on Schedule I attached hereto. The aggregate purchase price for the Offered Shares (the “Aggregate Purchase Price”) and the purchase price for each share of Common Stock is set forth on Schedule I attached hereto. The closing of the purchase and sale of the Offered Shares will take place on September 30, 2013, or such other date or time as the parties may agree upon in writing (the “Closing”).

3. Deliveries at Closing.

(a) Deliveries by the Investor. At the Closing, each Investor shall deliver to the Company the Aggregate Purchase Price set forth next to their name on Schedule I attached hereto by wire transfer of immediately available funds to a bank account designated in writing by the Company to the Investors, which funds will be delivered to the Company in consideration of the Offered Shares issued at the Closing.

(b) Deliveries by the Company. At the Closing, the Company shall issue irrevocable instructions to its transfer agent (the “Transfer Agent Instruction Letter”) to electronically transmit the shares of Common Stock purchased by each Investor by crediting the account of each Investor’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

4. Representations, Warranties, Covenants and Agreements.

(a) Investor Representations, Warranties and Covenants. Each Investor represents, warrants, covenants and agrees as follows as of the date hereof and as of the Closing:

(1) Investor has received and reviewed copies of the Registration Statement and the Prospectus, including all documents and information incorporated by reference therein and amendments thereto, and understands that no Person has been authorized to give any information or to make any representations that were not contained in the Registration Statement and the Prospectus, and Investor has not relied on any such other information or representations (other than the Company’s statements, representations and warranties set forth in this Agreement) in making a decision to purchase the Offered Shares. Investor hereby consents to receiving delivery of the Registration Statement and the Prospectus, including all documents and information incorporated by reference therein and amendments thereto, by electronic mail. Investor understands that an investment in the Company involves a high degree of risk for the reasons, among others, set forth under the caption “Risk Factors” in the Prospectus.

(2) Investor acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision, and that in connection with its investigation of the accuracy of the information contained or incorporated by reference in the Registration Statement and the Prospectus and its investment decision, Investor has not relied on any representation or information, as the case may be, not set forth in this Agreement, the Registration Statement or the Prospectus, or any Person affiliated with the Company or on the fact that any other Person has decided to purchase the Offered Shares.

(3) The execution and delivery of this Agreement by Investor and the performance of this Agreement and the consummation by Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action of Investor, as applicable, and this Agreement, when duly executed and delivered by Investor, will constitute a valid and legally binding instrument, enforceable in accordance with its terms against Investor, except as enforcement hereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement hereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(4) Except for rights to purchase the Offered Shares pursuant to this Agreement and except as set forth on Schedule 4(a)(4) hereto, Investor does not own any equity securities of the Company, any options or warrants to acquire such securities, any securities exercisable for, convertible into or exchangeable for such securities, or own or possess any other right (contractual or otherwise) to purchase or acquire such securities.

(b) Company Representations, Warranties and Covenants. The Company hereby represents and warrants (and where applicable, covenants and agrees) as follows as of the date hereof and as of the Closing:

(1) The Company has been duly incorporated and has a valid existence and the authorization to transact business as a corporation under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as now being conducted and as described in the Registration Statement, Prospectus and the SEC Documents, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such jurisdictions wherein the failure to be so qualified and in good standing would not individually or in the aggregate have a Material Adverse Effect.

(2) Each Subsidiary of the Company has been duly organized or incorporated and is validly existing under the laws of its jurisdiction of incorporation or organization, with power and authority to own its properties and conduct its business as now being conducted and as described in the Registration Statement, Prospectus and the SEC Documents, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such jurisdictions wherein the failure to be so qualified and in good standing would not individually or in the aggregate have a Material Adverse Effect.

(3) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company and this Agreement, when duly executed and delivered by the parties hereto, will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms, except as enforcement hereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement hereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(4) The Offered Shares have been duly authorized by the Company, and when issued and delivered by the Company against payment therefor as contemplated by this Agreement, the Offered Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, and will conform to the description of the Common Stock contained in the Prospectus. The issuance by the Company of the Offered Shares has been registered under the Securities Act and all of the Offered Shares are freely transferable and freely tradable by each Investor without restriction.

(5) The execution and delivery of this Agreement do not, and the compliance by the Company with the terms hereof will not, (i) violate the Certificate of Incorporation (as amended to date) of the Company (including, without limitation, any certificates of designation contained therein) or the By-Laws (as amended to date) of the Company or any other organizational documents of the Company or any of its Subsidiaries, (ii) conflict with, result in a breach or violation of any of the terms or provisions of, constitute a material default under, or give to others any rights of termination, amendment, acceleration or cancellation of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their properties or assets are subject, or (iii) result in a violation of, or failure to be in compliance with, any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental, regulatory or self-regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except where such breach, violation, default or the failure to be in compliance would not individually or in the aggregate have a Material Adverse Effect and would not adversely affect the ability of the Company to issue and sell the Offered Shares; and no consent, approval, authorization, order, registration, filing or qualification of or with any such court or governmental, regulatory or self-regulatory agency or body is required for the valid authorization, execution, delivery and performance by the Company of this Agreement or the issuance of the Offered Shares, except for the filing of a Form 8-K, the filing of the Prospectus Supplement, the filing of a Notification of Listing of Additional Shares with NYSE MKT LLC, and for such consents, approvals, authorizations, registrations, filings or qualifications as may be required under state securities or “blue sky” laws.

(6) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement, which covers the Offered Shares, including a form of prospectus and such amendments or supplements to such Registration Statement as may have been required prior to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act, has been filed with the Commission, has become effective and filed with the Commission and incorporates by reference documents which the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has prepared a Prospectus Supplement to the prospectus included in the Registration Statement referred to above, setting forth the terms of the offering and sale of the Offered Shares and additional information concerning the Company and its business and will promptly file the Prospectus Supplement with the Commission pursuant to Rule 424(b). No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or any part thereof, has been issued and served on the Company, and no proceedings for that purpose are pending or, to the knowledge of the Company, threatened by the Commission. The form of prospectus included in the Registration Statement as of the date hereof, as amended or supplemented from time to time (including the Prospectus Supplement), is referred to herein as the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms

“amend,” “amendment” or “supplement” with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the date hereof and the date of the Closing, did or will in all material respects comply with all applicable provisions of the Securities Act and the Exchange Act. Each part of the Registration Statement, when such part became or becomes effective, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 4(b)(6) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Investors furnished in writing to the Company by the Investors specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto.

(7) The audited consolidated balance sheets of the Company as at December 31, 2012 and December 31, 2011, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an audit report from Ehrhardt Keefe Steiner & Hottman PC, present fairly in all material respects the consolidated financial condition of the Company as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited condensed consolidated balance sheet of the Company as at June 30, 2013, and the related unaudited condensed consolidated statements of operations and cash flows for such period, present fairly the consolidated financial condition of the Company as at such date, and the consolidated results of its operations and its consolidated cash flows for the such period then ended (subject to normal year end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

(8) Since June 30, 2013, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, except as disclosed in the SEC Documents filed subsequent thereto, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(9) There is no pending or, to the Company’s knowledge, threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of any nature against or affecting any the Company or any of its Subsidiaries, its officers or directors, or the property of the Company or any of its Subsidiaries, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or the other Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated hereby or thereby, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Company of this Agreement or the other Transaction Documents or (B) the validity or enforceability of this Agreement or the other Transaction Documents or (iv) asserting a claim for payment of money adverse to the Company or any of its Subsidiaries or the conduct of its or their business other than the litigation disclosed in the SEC Documents, except in each, as would not in the aggregate reasonably be expected to have a Material Adverse Effect. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(10) The Company and each of its Subsidiaries has good title to, or a valid leasehold interest in, all of its property (other than intellectual property) that is essential to its business as conducted on the date hereof. For the avoidance of doubt, it is understood and agreed that the Company and each of its Subsidiaries may, as part of its respective business, grant licenses to third parties to use intellectual property owned or developed by the Company and its Subsidiaries.

(11) The Company and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company); no tax lien has been filed, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge, other than as would not reasonably be expected to have a Material Adverse Effect.

(12) There are no holders of securities of the Company having preemptive rights to purchase Common Stock. There are no holders or beneficial owners of securities of the Company having rights to registration thereof whose securities have not been previously registered or who have not waived such rights with respect to the registration of the Company’s securities on the Registration Statement.

(13) The Company is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(14) The Company and each Subsidiary is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof.

(15) Since September 1, 2012, the Company has filed with or submitted to the Commission all SEC Documents. As of their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Document. The Company has filed with the Commission all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) that are required to be filed as exhibits to the SEC Documents and there are no contracts or other documents that are required under the Exchange Act to be described in the SEC Documents that are not so described. No SEC Document, when filed, or, in the case of any SEC Document amended or superseded prior to the date of this Agreement, then on the date of such amending or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any SEC Document filed with the Commission prior to Closing, when filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(16) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened; (b) hours worked by and payment made to employees of the Company or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Company and its Subsidiaries.

(17) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each employee benefit plan, within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), for which the Company or any ERISA Affiliate has any liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii)

for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (iv) with respect to each Plan that is subject to Title IV of ERISA, the fair market value of the assets of each Plan is no more than $100,000 less than the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan; and (vi) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (or any successor), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA). “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414 of the Code.

(18) Except as disclosed in the SEC Documents, none of the officers, directors or employees or affiliates of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for use of property, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director or employee or affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

(19) The patents owned by the Company and its Subsidiaries have not been adjudged invalid or unenforceable, in whole or in part, and, except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(20) Assuming the accuracy of the Investors’ representations and warranties set forth in Section 4(a), neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Offered Shares to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any market or exchange on which any of the securities of the Company are listed or designated.

(21) The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Investor is (i) an officer or director of the Company or any of its Subsidiaries, or (ii) an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company (an “Affiliate”) or any of its Subsidiaries. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the

Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by an Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s purchase of the Offered Shares. The Company further represents to each Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(22) No statement or information contained in this Agreement, any other Transaction Document or any other document, certificate or statement furnished by or on behalf of the Company to the Investors, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Transaction Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading, when taken together with all statements contained in such documents and the Company’s filings and furnishings with the Commission. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, the Company’s filings and furnishings with the Commission, in the other Transaction Documents or in any other documents, certificates and statements furnished to the Investors for use in connection with the transactions contemplated hereby and by the other Transaction Documents.

(23) The Company confirms that neither it nor, to its knowledge, any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the Transaction Documents. The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each material press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4(a).

(24) The Company is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and each of the other Transaction Documents.

(25) Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Offered Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Offered Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

5. Indemnification.

(a) Subject to the limitations and other provisions of this Section 5, the Company covenants and agrees to indemnify, defend and hold harmless the Investors and their respective directors, officers, partners, managers, shareholders, members, employees, agents, representatives, successors, assigns and employees and each other Person, if any, who controls (within the meaning of the Securities Act) any such Investor or other Persons (each, an “Investor Party”) from and against any and all Losses arising from claims by third parties resulting from, incurred in connection with or arising out of (but only to the extent of) (a) any breach of any representation, warranty or covenant of the Company contained herein, (b) the failure of the Company to perform any of the Company’s agreements, covenants or obligations contained herein (other than if any such claim was a result of a breach by the Investor under this Agreement) or (c) any action instituted against the Indemnitee by a third party with respect to the transactions contemplated by this Agreement. The term “Loss” or any similar term shall mean any and all damages, deficiencies, costs, claims, fines, judgments, amounts paid in settlement, expenses of investigation, interest, penalties, taxes, assessments, out-of-pocket expenses (including reasonable attorneys’ and auditors’ fees and disbursements, witness fees and court costs) but specifically excluding consequential, special, punitive, multiple and other similar damages. The party or parties being indemnified are referred to herein as the “Indemnitee” and the indemnifying party is referred to herein as the “Indemnitor.”

(b) Indemnification Procedure.

(1) Any party who receives notice of a potential claim that may, in the judgment of such party, result in a Loss shall use all reasonable efforts to provide the parties hereto notice thereof within fifteen (15) days of the filing or other written assertion of any such claim against the Indemnitee, provided that failure or delay or alleged delay in providing such notice shall not adversely affect such party’s right to indemnification hereunder, unless and then only to the extent that such failure or delay or alleged delay has resulted in actual prejudice to the Indemnitor, including, without limitation, by the expiration of a statute of limitations. In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party hereunder, the Indemnitee shall assert a claim for indemnification by written notice (a “Notice”) to the Indemnitor stating the nature and basis of such claim.

(2) If indemnification is sought, the Indemnitor shall, if necessary, retain counsel reasonably satisfactory to the Indemnitee, it being agreed that Goodwin Procter LLP is satisfactory, and have the option (i) to conduct any proceedings or negotiations in connection therewith, (ii) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not settle any such claim without the consent of the Indemnitee which consent shall not be unreasonably withheld or delayed) and (iii) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise. In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim. The Indemnitor shall, within fifteen (15) Business Days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of such claim. If (i) the Indemnitor shall decline to assume the defense of any such claim, (ii) the Indemnitor shall fail to notify the Indemnitee within fifteen (15) Business Days after receipt of the Notice of the Indemnitor’s election to defend such claim or (iii) in the reasonable opinion of counsel for the Indemnitee, the representation by the same counsel of the Indemnitor and the Indemnitee would be inappropriate due to actual or potential material differing interests between such Indemnitee and any other party represented by such counsel in such proceeding, then in each such case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee and the Indemnitee shall, at the sole expense of the Indemnitor, defend against such claim; provided, that the Indemnitee may not settle such claim without the consent of the Indemnitor (which consent will not be unreasonably withheld or delayed). The Indemnitor shall pay for only one separate legal counsel for the Indemnitees, and such legal counsel shall be selected by the Investors. The reasonable expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne and paid by the Indemnitor if the Indemnitee is entitled to indemnification hereunder and the Indemnitor shall pay the Indemnitee, in immediately available funds, the amount of any Losses, within a reasonable time of the incurrence of such Losses. Regardless of which party shall assume the defense or negotiation of the settlement of the claim, the parties agree to cooperate fully with one another in connection therewith. Anything in this Section 5 to the contrary notwithstanding, the Indemnitor shall not, without the Indemnitee’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnitee or which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee, a release from all liability in respect of such claim.

6. Conditions.

(a) The obligation of each Investor to purchase and acquire the Offered Shares hereunder shall be subject to the conditions that:

(1) All representations and warranties of the Company herein shall be true and correct in all material respects as of and on each of the date of this Agreement and the date of the Closing;

(2) The Company shall have performed all of its obligations hereunder; including but not limited to delivery of the shares of Common Stock included in the Offered Shares through DWAC; and

(3) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and the Investor shall have received the Prospectus in accordance with the federal securities laws.

(b) The obligation of the Company to sell the Offered Shares hereunder shall be subject to the conditions that:

(1) All representations and warranties and other statements of the Investors herein shall be true and correct in all material respects as of and on each of the date of this Agreement and the date of the Closing; and

(2) The Investors shall have performed all of their obligations hereunder, including but not limited to payment of the Aggregate Purchase Price as provided herein.

7. Additional Agreements.

(a) No Short Sales. The Investors shall not, during the period ending 120 days after the date of the Prospectus Supplement, engage, directly or indirectly, in any Short Sales involving the Company’s securities. For purposes of this Section 7(a), the term “Short Sales” shall include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

8. Miscellaneous.

(a) Binding Agreement; Assignment. This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The Company may not assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of the Investors.

(b) Entire Agreement. This Agreement, including the Schedules and Exhibits attached hereto and the other Transaction Documents, constitute the entire understanding between the parties hereto with respect to the subject matter hereof and may be amended only by written execution by both parties. Upon execution by the Company and the Investors, this Agreement shall be binding on each of the parties hereto.

(c) Consent To Jurisdiction. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF SUCH STATE. FURTHERMORE, THE INVESTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF NEW YORK IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE COMPANY AND THE INVESTORS (AND, TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF ITS AND THEIR EQUITY HOLDERS AND CREDITORS) HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) The representations, warranties, agreements and covenants shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(e) Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, overnight mail, international courier (confirmed by facsimile), or facsimile (with a hard copy delivered within two (2) Business Days) to the Party to which it is required or permitted to be given or made at such Party’s address specified below or at such other address as such Party shall have designated by notice to the other Parties.

For the Company:

Ampio Pharmaceuticals, Inc.

5445 DTC Parkway

Suite 925

Greenwood Village, Colorado 80111

Attention: Chief Executive Officer

Facsimile: (720) 437-6501

with a courtesy copy to:

Goodwin Procter LLP

620 Eighth Avenue

New York, New York 10018

Attention: Stephen M. Davis, Esq.

Facsimile: (646) 558-4078

If to an Investor:

To the address set forth next to such Investor’s name on Schedule I hereto or to such other Person at such other place as the parties shall designate to one another in writing.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one in the same agreement.

(g) Telecopy Execution and Delivery. A facsimile, telecopy, PDF or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties by facsimile, e-mail or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or reproduction thereof. The parties hereto hereby agree that neither shall raise the execution of facsimile, telecopy, PDF or other reproduction of this Agreement, or the fact that any signature or document was transmitted or communicated by facsimile, e-mail or similar electronic transmission device, as a defense to the formation of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

Ampio Pharmaceuticals, Inc.

By:	/s/ Michael Macaluso
Name: Michael Macaluso
Title: Chairman & CEO

INVESTORS:

(Signature if individual)

By:
(Signature if representative)
Name:
Title:

Address:

Schedule I

Purchase Price Per Share of Common Stock: $5.50.

Name and Address of Investor	Aggregate Purchase Price	Number of Offered Shares

TOTAL	$25,301,755	4,600,319